EXHIBIT INDEX

IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT
Registration No. 33-11165/811-4298

Exhibit 2      Opinion of counsel

Exhibit 3      Financial Statement Schedules

Exhibit 5      Financial Data Schedules

Exhibit 6      Actuarial Opinion of James M. Jensen

Exhibit 7(a)   Actuarial consent of James M. Jensen

Exhibit 7(b)   Auditor consent of Ernst & Young LLP

Exhibit 7(c)   Power of Attorney dated August 19, 1997

Exhibit 7(d)   Power of Attorney dated April 8, 1998